Exhibit 10.31

LICENSE AGREEMENT

By And Between

ERI Energy Recovery Ireland Ltd.

And

Schlumberger Technology Corporation

October 14, 2015

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

LIST OF SCHEDULES

Schedule 1:	License Carve-Out

Schedule 2:	SLB Project Carve-Outs

Schedule 3:	Minimum Adoption Curves

Schedule 4:	Additional Deliverables

Schedule 5:	Commercialization of VorTeq Licensed Technology

Schedule 6:	Exclusivity Fee and Royalties

Schedule 7:	Non-Disclosure Agreement

Schedule 8:	Intellectual Property Register

Schedule 9:	Key Performance Indicators (KPIs)

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

-ii-

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is made and entered into as of October 14, 2015 (“Effective Date”), by and between ERI Energy Recovery Ireland Ltd., a Republic of Ireland Corporation having a place of business at Block B, The Crescent Building, Northwood, Santry, Dublin 9, Ireland (“Energy Recovery”), and Schlumberger Technology Corporation, a corporation organized under the laws of the State of Texas (“SLB”) (Energy Recovery and SLB are sometimes referred to herein individually as a “Party” and collectively as the “Parties”).

WITNESSETH:

WHEREAS, Energy Recovery has various intellectual property rights in the VorTeq Licensed Technology; and

WHEREAS, SLB desires to license from Energy Recovery the VorTeq Licensed Technology for its internal use and business use, and Energy Recovery desires to allow and license to SLB the VorTeq Licensed Technology for such use, upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.	Defined Terms.

Each term set forth below shall have the meaning given to it below when used in this Agreement with initial capital letters:

“Active Fleet” shall have the meaning given to it in Schedule 3 of this Agreement.

“Energy Recovery” shall have the meaning given to it in the introductory paragraph of this Agreement.

“Energy Recovery Affiliates” shall mean any and all legal entities which are controlled by Energy Recovery, or which control Energy Recovery, or which are under common control with Energy Recovery. For purposes of the preceding sentence, “control” of an entity means the ownership of more than 50% of the voting interests of such entity.

“Energy Recovery Indemnitees” shall mean Energy Recovery and each of its affiliates, directors, officers, employees and agents.

“Energy Recovery Infringement Allegation” shall mean any allegation, other than an SLB Infringement Allegation, that any process used to manufacture the Missile or any use of the Missile or Cartridge(s) by SLB, along with improvements thereto and derivatives thereof, infringe any Intellectual Property Right of any third party in the [*].

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

“Field” shall have the meaning given to it in Section 3.1.1 of this Agreement.

“Forecast” shall mean each written or electronic forecast that sets forth the adoption rate of the VorTeq Licensed Technology by SLB into the PD [*], respectively.

“Gen 1” shall mean Energy Recovery’s first generation Hydraulic Fracturing system for use in [*] applications as described in Schedule 5.

“Gen 2” shall mean Energy Recovery’s second generation Hydraulic Fracturing system for applications beyond [*] as described in Schedule 5.

“Hydraulic Fracturing” or “fracing” shall mean the well-stimulation technique in which rock is fractured by a pressurized liquid through the injection of a fluid (primarily water, containing sand and other proppants suspended with the aid of gelling agents) into a wellbore to create cracks in the deep-rock formations thus permitting the flow of natural gas, petroleum, and brine.

“Intellectual Property Right” shall mean any patentable or unpatentable invention, copyright, database right, trademark, trade secret or other intellectual property right (or any registration of copyright, trademark, application for patent or patent that may issue thereunder).

“Invoice” shall mean any invoice delivered by Energy Recovery to SLB in accordance with this Agreement.

“Licensed Know-how” means any and all technical information, trade secrets, formulas, prototypes, specifications, directions, instructions, test protocols, procedures and results, studies, analyses, raw material sources, data, manufacturing data, formulation or production technology, conceptions, ideas, innovations, discoveries, inventions, processes, methods, materials, machines, devices, formulae, equipment, enhancements, modifications, technological developments, techniques, systems, tools, designs, drawings, plans, software, documentation, data, programs and other knowledge, information, skills and materials owned or controlled by Energy Recovery with respect to the Licensed Patents or related to the manufacture and use of the VorTeq Missile or use of the VorTeq Cartridges or VorTeq Licensed Technology, and any modifications, variations, derivative works and improvements of or relating to any of the foregoing.

“Licensed Patents” means the patents and patent applications assigned to or owned by Energy Recovery related to the VorTeq Licensed Technology, including, but not limited to, those patents and patent applications listed in Schedule 8 together with all patents that issue therefrom and all continuations, divisionals, extensions, substitutions, reissues, re-examinations and renewals, of any of the foregoing.

“License Term” shall have the meaning given to it in Section 4.1 of this Agreement.

“Minimum Adoption Curve(s)” shall have the meaning given to it in Schedule 3 of this Agreement.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

“Missile” or “VorTeq Missile” means the manifold which is comprised of a low-pressure side and a high-pressure side, through which the fracturing fluid enters at low pressure and exits at high pressure into the wellbore to fracture the rock.

[*].

“Order Acknowledgment” shall mean any written or electronic notice delivered by Energy Recovery to SLB in accordance with this Agreement to the effect that Energy Recovery has received and accepted a Purchase Order.

“PD” or “PD pumping model” shall mean SLB’s positive displacement pumping model that constitutes the current version of the pumping model (as of the Effective Date).

“Purchase Order” shall mean any purchase order for VorTeq Cartridges delivered by SLB to Energy Recovery in accordance with this Agreement.

“Services” shall mean the technical and other support services with respect to the VorTeq Licensed Technology set forth on Schedule 4.

“SLB” shall have the meaning given to it in the introductory paragraph of this Agreement.

“SLB Affiliates” shall mean any and all legal entities which are controlled by SLB, or which control SLB, or which are under common control with SLB. For purposes of the preceding sentence, “control” of an entity means the ownership of more than 50% of the voting interests of such entity.

“SLB Indemnitees” shall mean SLB and each of its affiliates, directors, officers, employees and agents.

“SLB Infringement Allegation” shall mean any allegation that any process developed by SLB or at the sole direction of SLB used to manufacture or use the Missile or cartridge, improvements thereto and derivatives thereof, infringe any Intellectual Property Right of any third party.

 “VorTeq Cartridge(s)” means the tungsten carbide components consisting of a rotor, sleeve, two end-covers (also known as an isobaric pressure exchanger), and an isobaric pressure exchanger with a motor in Gen 2 (if necessary) through which the high-pressure fracturing fluid is pumped to the wellbore.

“VorTeq Hydraulic Fracturing System” shall mean the VorTeq Cartridges together with the VorTeq Missile and controls, monitoring system and associated components necessary to integrate the VorTeq Hydraulic Fracturing System into SLB’s fracturing operations.

“VorTeq Licensed Technology” shall mean the VorTeq Hydraulic Fracturing System, which includes the VorTeq Cartridge, VorTeq Missile, Licensed Know-how, and Licensed Patents.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2.	Articles, Sections and Attachments.

Except as otherwise provided in this Agreement, any reference in this Agreement to any Article, Section, Exhibit, Schedule or other attachment is a reference to the specified article, section, exhibit, schedule or attachment of or to this Agreement.

3.	License Grant.

3.1.	Subject to the restrictions in this Section 3 and the License Carve-out in Schedule 1, and only for the express permitted purposes set forth in this Section 3, Energy Recovery grants to SLB:

3.1.1.	an exclusive, worldwide, non-transferable, royalty-bearing license during the License Term to use the VorTeq Licensed Technology solely for Hydraulic Fracturing onshore applications (the “Field”); and

3.1.2.	a non-exclusive, worldwide, non-transferable, royalty-bearing license during the License Term to manufacture, or have manufactured, the Missile solely for use in the Field.

3.2.	License restrictions:

3.2.1.	SLB shall neither transfer nor assign title or interest to the VorTeq Licensed Technology to a third party (except as permitted under Section 15.7), by law or otherwise.

3.2.2.

SLB shall not sublicense the VorTeq Licensed Technology (other than to SLB Affiliates, upon prior written notice to Energy Recovery) without the prior consent of Energy Recovery, and which consent shall not unreasonably be withheld.

3.2.3.	SLB shall not reverse engineer, disassemble, or otherwise attempt to derive the techniques, processes, know-how or other information from the VorTeq Licensed Technology.

3.2.4.

With the exception of the mutually agreed project carve outs in Schedule 2, SLB shall not develop, license, or acquire any device for use in the Field that allows for the bypassing of one fluid (namely a hostile fluid) from the positive displacement or centrifugal pump by the use of isobaric pressure exchangers whereby one fluid (namely clean fluid) transfers its energy to a second (hostile) fluid.

3.2.5.	SLB shall not manufacture or have manufactured any VorTeq Cartridges.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3.3.	The exclusivity provided by Energy Recovery to SLB under the license grant in Section 3 shall terminate if:

3.3.1.

In the case of the [*], the exclusivity shall terminate if (a) the Minimum Adoption Curve set forth in Schedule 3 for the [*] is not met (b) SLB expressly abandons the [*] at any time, or (c) SLB has not made good faith efforts toward development of the [*] in accordance with the mutually agreed “Development Plan” that shall be reviewed as part of the Business Review Meetings described in Section 7.1. The Development Plan shall include, at a minimum, details of the development schedules, testing and resources. In no case will commercialization under the Development Plan occur later than August 1, 2020 unless otherwise mutually agreed by the Parties.

3.3.2.

In the case of the PD pump, the exclusivity shall terminate if by August 1, 2020 or by August 1, 2025, SLB’s Active Fleet is not comprised 100% of the PD pumping model and/or [*] (as provided in Schedule 3) and Energy Recovery has satisfied the agreed upon technical success criteria for both the Gen 1 Hydraulic Fracturing System and the Gen 2 Hydraulic Fracturing System. In the event that the Minimum Adoption Curves have been adjusted in accordance with Schedule 3, the 2020 and 2025 dates of this Section 3.3.2 will be adjusted accordingly.

3.3.3.

In the event that exclusivity for either the [*] or PD pumping models is terminated other than for SLB’s abandonment of the [*] in the case of the [*], Energy Recovery agrees to continue to provide the VorTeq License Technology at a royalty rate no higher than the royalty rate provided in this License Agreement and no higher than that offered to other Energy Recovery customers. It is understood by the Parties that the existing agreement with Liberty Oil Field Services is excluded from this Section 3.3.3. However, extensions to the existing agreement with Liberty Oil Field Services shall be included in this Section 3.3.3.

3.4.	Title and Risk of Loss.

3.4.1.	Energy Recovery shall retain title and all rights to the VorTeq Cartridge(s).

3.4.2.

Risk of any loss or damage to the VorTeq Cartridge will become the responsibility of SLB upon shipment thereof and shall not revert back to the Energy Recovery until the VorTeq Cartridges have been received by Energy recovery or otherwise repossessed.

3.4.3.

SLB grants Energy Recovery and its employees, agents and contractors the right to reasonably access all of its plants as necessary for the purposes of (A) installing, constructing, operating, owning, repairing, removing and replacing the VorTeq Cartridges and/or performing ancillary services thereto.; (B) enforcing Energy Recovery’s rights as to this Agreement and the VorTeq Cartridge; or (C) taking any other action reasonably necessary in connection with installing, operating, owning, repairing, removing and replacing the VorTeq Cartridges. This access right shall continue until such time as Energy Recovery is able to remove the VorTeq Hydraulic Fracturing System upon the expiration or termination of this Agreement.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3.4.4.

SLB hereby grants a security interest to Energy Recovery to the VorTeq Cartridges together with all parts, accessories, repairs, improvements, and accessions thereto. Energy Recovery may prepare and file a UCC-1 financing statement and sign the same on SLB’s behalf if necessary to provide public notice of Energy Recovery’s security interest in the VorTeq Cartridges.

3.5.	Additional Deliverables. As part of the royalties payable under this Agreement, Energy Recovery shall provide the additional deliverables set forth in Schedule 4.

3.6.	Commercialization. As part of the license granted by Energy Recovery to SLB herein, SLB shall commercialize the VorTeq Licensed Technology as set forth in Schedule 5.

3.7.

Trademarks. Except as otherwise provided in this Agreement, or as may be mutually agreed upon by the Parties, nothing in this Agreement shall be construed to grant to either Party any right in the other Party’s trademark, tradename or tradedress.

3.8.

Reservation of Rights. Except for the rights and licenses expressly granted by Energy Recovery under this Section 3 and Section 9, this Agreement does not grant to SLB or any other person or entity any right, title or interest in or to any of the VorTeq Licensed Technology, by implication, estoppel, or otherwise. All rights, titles and interests not specifically and expressly granted by Energy Recovery hereunder are hereby reserved. Further, except to the extent of the exclusivity rights expressly granted to SLB herein, Energy Recovery reserves the right to make, use and sell the VorTeq Licensed Technology in any and all respects, including, without limitation, (a) for and to Liberty Oil Field Services in accordance with Schedule 1 in the Field, (b) outside the Field, and (c) otherwise for internal research and development purposes (both within and outside the Field). For clarity, the internal research and development undertaken by Energy Recovery “within” the Field pursuant to section (c) above shall not be done in collaboration with another oilfield service provider or O&G company.

4.	License Term and Termination.

4.1.	The term of the license shall be fifteen (15) years commencing on the Effective Date (the “License Term”).

4.2.	Neither Party may unilaterally terminate the Agreement for convenience.

4.3.

Either Party may terminate this Agreement upon the delivery to the other Party (the “Breaching Party”) of notice to such effect if (i) the Breaching Party has breached any of its material obligations under this Agreement and (ii) the breach has not been cured within sixty (60) calendar days after the receipt by the Breaching Party of notice to such effect.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

4.4.

Upon expiration or termination of this Agreement, all rights granted by Energy Recovery to SLB herein shall immediately terminate and revert to Energy Recovery. However, and except in the case of SLB’s material breach, Energy Recovery and SLB will negotiate a separate supply agreement in good faith providing for the right to use the VorTeq Licensed Technology. Additionally, Energy Recovery shall provide a limited non-exclusive license to SLB and otherwise consistent with the terms of this Agreement to enable SLB to fulfill contractual commitments that extend beyond the expiration or termination of the Agreement for a period not to exceed twelve (12) months from the expiration or termination of this Agreement.

5.	Fees and Royalties.

5.1.

Exclusivity Fee. In consideration for the grant of exclusivity pursuant to Section 3 during the License Term, SLB shall pay to Energy Recovery a one-time, non-refundable fee consistent with the milestones set forth in Schedule 6 Section 1.

5.2.	Milestone Payment Fees. SLB shall pay Energy Recovery milestone payment fees as set forth in Schedule 6, Section 2.

5.3.	Royalties.

5.3.1.

Advance Royalty. SLB shall pay Energy Recovery an advance royalty for 2016. The advance royalty is calculated based on SLB’s original full year forecast of Active Fleet count set forth in Schedule 3 and payable based upon the achievement of milestones set forth in Schedule 6. The advance royalty shall be applied as an advance credit against recurring royalty obligations over the License Term.

5.3.2.	Recurring Royalty. SLB shall pay Energy Recovery a monthly recurring royalty during the License Term as set forth in Schedule 6, net thirty (30) days from date of receipt by SLB of the Invoice.

5.3.3.

The recurring royalties will be trued-up on a quarterly basis to reflect the Active Fleet count by SLB. Recurring royalties will be adjusted annually for inflation based upon a mutually agreed upon price index. The mutually agreed upon price index is the Producer Price Index (PPI), excluding food and energy.

6.	Services and Use.

Energy Recovery shall perform for SLB the Services, as set forth in Schedule 4, during the License Term with respect to VorTeq Cartridges.

7.	Relationship Management.

7.1.

Business Review Meetings. Consistent with a mutually agreed meeting schedule, the Parties shall meet to review and discuss strategic planning, Adoption Curves, performance goals, technology reviews and any other matter relating to the business relationship of the Parties. In addition, the Parties shall review the Development Plan to ensure good faith progress towards development of [*].

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

7.2.

Business Ethics. The Parties shall conduct their respective business affairs under this Agreement in accordance with the principles set forth in each Party’s code of ethics, code of conduct, or similar policies, including without limitation those relating to discrimination against employees, bribery of domestic and foreign public officials, protection of international human rights and environmental responsibility.

8.	Confidentiality.

The Parties shall abide by the terms and conditions of the Non-Disclosure Agreement executed on January 13, 2015 (“NDA”), and attached hereto as Schedule 7, which terms and conditions are incorporated herein by this reference. It is understood that the terms and conditions of the NDA as they pertain specifically to confidentiality obligations of shall be incorporated into this License Agreement and shall continue in force until expiration or termination of this License Agreement. It is further understood that the limitations on commercial use of the confidential information (but not disclosure) contained in the NDA are no longer applicable for purposes of this License Agreement.

9.	Intellectual Property.

9.1.

Each Party shall own its respective pre-existing and background Intellectual Property Rights. The Energy Recovery Licensed Patents are set forth in Schedule 8. Energy Recovery retains exclusive ownership rights to existing and future technology developed by Energy Recovery, including, without limitation, all VorTeq Licensed Technology (except to the extent of any joint development of Intellectual Property Rights as set forth in Section 9.3). For the avoidance of doubt, SLB acknowledges and agrees that Energy Recovery owns all right, title and interest in and to all VorTeq Licensed Technology, and SLB claims no right and shall not assert or claim any right, of ownership in or to any of same and shall not challenge Energy Recovery’s exclusive ownership of same. With particular respect to unregistered Licensed Know-how, SLB further acknowledges and agrees that such Licensed Know-how is confidential and proprietary information of Energy Recovery, and, accordingly, SLB shall not disclose such Licensed Know-how to any person or entity without Energy Recovery’s prior written consent.

9.2.

For any intellectual property independently developed or created by SLB related to the VorTeq Licensed Technology or its components during the License Term, SLB shall grant back to Energy Recovery an irrevocable royalty-free, non-exclusive, worldwide license on said intellectual property but only to the extent such rights are necessary for the sale, manufacturing or use of the VorTeq Licensed Technology. After termination or expiration of the License Agreement, except in the case of ERI’s material breach, SLB shall license to Energy Recovery any intellectual property independently developed or created by SLB during the License Term that is related to the VorTeq Licensed Technology and its components, but only to the extent such rights are necessary for the sale, manufacturing or use of the VorTeq Licensed Technology, on a perpetual, non-exclusive, worldwide, royalty bearing basis. A reasonable royalty rate shall be negotiated in good faith.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

9.3.	For all Intellectual Property Rights jointly developed by the Parties, the Parties shall be considered joint owners, with all rights attendant to ownership.

10.	Intellectual Property Infringement.

10.1.	By Energy Recovery.

10.1.1.

Energy Recovery shall indemnify and defend the SLB Indemnitees and SLB's customers against, and hold the SLB Indemnitees and SLB's customers harmless from, any and all claims, actions, proceedings, liabilities, obligations, losses, damages, costs or expenses (including reasonable attorneys' fees) incurred by the SLB Indemnitees or SLB's customers to the extent resulting from, or arising out of or in connection with, any Energy Recovery Infringement Allegation.

10.1.2.

If the Licensed VorTeq technology is, or in Energy Recovery’ opinion is likely to become, the subject of any Energy Recovery Infringement Allegation, then Energy Recovery, in its sole and exclusive discretion, shall promptly either (i) obtain for SLB the right to continue to manufacture the VorTeq Missile, use the VorTeq Hydraulic Fracturing System and obtain for SLB's customers the right to continue to use the VorTeq Hydraulic Fracturing System , (ii) modify the VorTeq Hydraulic Fracturing System design to make it non-infringing if the modified Product otherwise complies with this Agreement, or (iii) replace the VorTeq Hydraulic Fracturing System with one or more non-infringing substitutes if those substitutes otherwise comply with this Agreement.

10.1.3.

If SLB receives notice of any claim, action or proceeding resulting from, or arising out of or in connection with, any Energy Recovery Infringement Allegation, then (i) SLB shall (A) promptly deliver to Energy Recovery notice to such effect, (B) grant to Energy Recovery the sole authority, through counsel chosen solely by Energy Recovery, to assume the defense thereof and to settle the claim, action or proceeding to the extent that the settlement would not adversely affect the right of SLB to continue to use and sell the Product or the right of its customers to continue to use the Product and (C) reasonably cooperate with Energy Recovery in connection therewith, and (ii) SLB may participate, at its expense, in the defense or settlement of the claim, action or proceeding.

10.1.4.

Notwithstanding any provision of this Section 10.1 to the contrary, Energy Recovery shall have no obligation with respect to any Energy Recovery Infringement Allegation to the extent that the related infringement results from, or arises out of or in connection with, (i) the use of any of the VorTeq Licensed Technology for any purpose not reasonably contemplated by this Agreement, or (ii) the modification of the VorTeq Licensed Technology by SLB or any third party.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

10.1.5.

To the extent that an Energy Recovery Infringement Allegation arises and is based upon jointly developed technology that is jointly owned by the Parties, the Parties shall cooperate to defend or settle the claim, action or proceeding.

10.2.	SLB Infringement.

10.2.1.

SLB shall indemnify and defend the Energy Recovery Indemnitees against, and hold the Energy Recovery Indemnitees harmless from, any and all claims, actions, proceedings, liabilities, obligations, losses, damages, costs or expenses (including reasonable attorneys' fees) incurred by the Energy Recovery Indemnitees to the extent resulting from, or arising out of or in connection with, any SLB Infringement Allegation.

10.2.2.

If Energy Recovery receives notice of any claim, action or proceeding resulting from, or arising out of or in connection with, any SLB Infringement Allegation, then (i) Energy Recovery shall (A) promptly deliver to SLB notice to such effect, (B) grant to SLB the sole authority, through counsel chosen solely by SLB, to assume the defense thereof and to settle the claim, action or proceeding and (C) reasonably cooperate with SLB in connection therewith, and (ii) Energy Recovery may participate, at its expense, in the defense or settlement of the claim, action or proceeding.

10.3.	Third Party Infringement

10.3.1.

SLB shall reasonably cooperate with Energy Recovery, as necessary, to enforce the Licensed VorTeq Technology against third parties, including providing Energy Recovery with notice of any alleged infringement of the Licensed VorTeq Technology by a third party. SLB, upon request, shall provide to Energy Recovery reasonable non-monetary assistance during any litigation or proceedings regarding the Licensed VorTeq Technology and shall execute, acknowledge, and deliver to Energy Recovery all instruments or documents that it may reasonably request.

10.3.2.	In the event a third party is identified as an alleged infringer of the Licensed VorTeq Technology within the Field, the following shall apply:

10.3.2.2.

If Energy Recovery files a suit against such third party and SLB elects to equally share in the costs and attorneys’ fees associated with such suit, the parties shall mutually decide how to resolve the suit, including the written consent of SLB to the grant of any license to such third party under the Licensed VorTeq Technology, and Energy Recovery agrees to pay SLB fifty percent (50%) of the damages, the proceeds of, the consideration paid for, and/or any royalty amounts resulting from such suit.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

10.3.2.3.

If Energy Recovery files a suit against such third party and SLB does not elect to equally share the costs and attorney’s fees associated with such suit, Energy Recovery shall be free to resolve the suit on its own terms, except that the written consent of SLB shall be required prior to the grant of any license to such third party under the Licensed VorTeq Technology, and Energy Recovery agrees to pay SLB, after deduction by Energy Recovery of its costs and attorney’s fees associated with such suit, fifty percent (50%) of the damages, the proceeds of, the consideration paid for, and/or any royalty amounts resulting from such suit.

10.3.2.4.

If Energy Recovery initially chooses not to file a suit against such third party, SLB may request Energy Recovery file such suit. In such circumstances, Energy Recovery will file such suit, subject to Energy Recovery’s obligations under F.R.C.P. Rule 11, and SLB shall pay for the costs and attorney’s fees associated with such suit. SLB shall direct the conduct and resolution of the suit, except that the written consent of Energy Recovery shall be required for any resolution involving the grant of a license to such third party under the Licensed VorTeq Technology. Energy Recovery agrees to pay SLB, after reimbursement of SLB’s costs and attorney’s fees associated with such suit, fifty percent (50%) of the damages, the proceeds of, the consideration paid for, and/or any royalty amounts resulting from such suit.

10.3.3.	If the parties mutually agree not to license or file a suit against a third party, then Sections 10.3.2.2 – 10.3.2.4 shall not apply.

10.3.4.

In the event that (i) Energy Recovery becomes aware that a third party is infringing its patent rights in the United States, (ii) Energy Recovery does not prevail in an infringement cause of action or settle the cause of action with said alleged infringer, and (iii) if SLB establishes that the infringement has a direct and negative effect on its ability to exploit the Licensed VorTeq Technology in relation to its competitors in the Field, then Energy Recovery and SLB will negotiate in good faith an equitable adjustment to the royalties payable pursuant to Section 5.3.2 and Schedule 6 during the term of the License.

10.3.5.

In the event that (i) SLB establishes that a competitor’s use of a substantially similar technology in the Field is having a direct and negative effect on SLB’s ability to exploit the Licensed VorTeq Technology and (2) Energy Recovery does not have enforceable rights sufficient to stop the use of the substantially similar technology in the Field, then Energy Recovery and SLB will negotiate in good faith an equitable adjustment to the royalties payable pursuant to Section 5.2.2 and Schedule 6 during the term of the License.

10.4.	Survival. The provisions of this Section 10 shall survive the expiration of the term, or the sooner termination, of this Agreement.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

11.	Representations and Warranties.

11.1.	Mutual Representations and Warranties. Each Party represents and warrants to the other Party that as of the date of this Agreement:

11.1.1.	It is duly organized, validly existing and in good standing as a corporation as represented herein under the laws and regulations of its jurisdiction of incorporation;

11.1.2.	It has, and throughout the License Term shall retain, the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

11.1.3.

Energy Recovery has the full right, power and authority to grant the rights provided herein to the Licensed Patents. Energy Recovery further warrants that the Licensed Patents are not the subject of any ownership claim from [*].

11.1.4.	Energy Recovery is unaware at the Effective Date of this Agreement of any claim, allegation or dispute regarding the VorTeq Licensed Technology.

11.1.5.	The execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party; and

11.1.6.	When executed and delivered by such Party, this Agreement shall constitute the legal, valid and binding obligation of that Party, enforceable against that Party in accordance with its terms.

11.1.7.	It will comply with all applicable laws applicable to it in connection with its performance under this Agreement.

11.2.

Disclaimer of Energy Recovery Representations and Warranties. ENERGY RECOVERY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED STATUTORY OR OTHERWISE, CONCERNING THE VALIDITY, ENFORCEABILITY AND SCOPE OF THE VORTEQ LICENSED TECHNOLOGY, WHETHER SUCH PATENT APPLICATIONS WILL BE GRANTED WITH RESPECT TO THE VORTEQ LICENSED TECHNOLOGY, WHETHER APPLICABLE ENVIRONMENTAL-BASED CLEARANCES TO DEVELOP, MAKE, USE OR PRACTICE THE VORTEQ LICENSED TECHNOLOGY CAN OR WILL BE OBTAINED, THE ACCURACY, COMPLETENESS, SAFETY, USEFULNESS FOR ANY PURPOSE OR, LIKELIHOOD OF SUCCESS (COMMERCIAL, REGULATORY OR OTHER) OF THE VORTEQ LICENSED TECHNOLOGY, PATENTED OR LICENSED KNOW-HOW AND ANY OTHER TECHNICAL INFORMATION, TECHNIQUES, MATERIALS, METHODS, PRODUCTS, PROCESSES OR PRACTICES AT ANY TIME MADE AVAILABLE BY ENERGY RECOVERY INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OR TRADE PRACTICE. WITHOUT LIMITATION TO THE FOREGOING, ENERGY RECOVERY SHALL HAVE NO LIABILITY WHATSOEVER TO SLB OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED ON SLB OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (A) THE MANUFACTURE, USE, OFFER FOR SALE, SALE, OR IMPORT OF ANY PRODUCT OR SERVICE USING THE VORTEQ LICENSED TECHNOLOGY, OR THE PRACTICE OF THE VORTEQ LICENSED TECHNOLOGY; (B) THE USE OF OR ANY ERRORS OF OMISSIONS IN ANY KNOW-HOW, TECHNICAL INFORMATION, TECHNIQUES, OR PRACTICES DISCLOSED BY ENERGY RECOVERY; OR (C) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES CONCERNING ANY OF THE FOREGOING.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

12.	Indemnification;

12.1.	By Energy Recovery.

12.1.1.

At all times during the License Term of this Agreement and thereafter, Energy Recovery shall indemnify and defend the SLB Indemnitees against, and hold the SLB Indemnitees harmless from, any and all claims, actions, proceedings, liabilities, obligations, losses, damages, costs or expenses (including reasonable attorneys' fees) incurred by the SLB Indemnitees to the extent relating to death or injury to any person or damage to any property and to the extent resulting from, or arising out of or in connection with, any act or omission constituting negligence or willful misconduct by Energy Recovery or any of its subcontractors, directors, officers, employees or agents during the performance of its obligations under this Agreement.

12.1.2.

If SLB receives notice of any claim, action or proceeding resulting from, or arising out of or in connection with, any act or omission, then (i) SLB shall (A) promptly deliver to Energy Recovery notice to such effect, (B) grant to Energy Recovery the sole authority, through counsel chosen solely by Energy Recovery, to assume the defense thereof and to settle the claim, action or proceeding and (C) reasonably cooperate with Energy Recovery in connection therewith, and (ii) SLB may participate, at its expense, in the defense or settlement of the claim, action or proceeding.

12.2.	By SLB.

12.2.1.

At all times during the License Term of this Agreement and thereafter, SLB shall indemnify and defend the Energy Recovery Indemnitees against, and hold the Energy Recovery Indemnitees harmless from, any and all claims, actions, proceedings, liabilities, obligations, losses, damages, costs or expenses (including reasonable attorneys' fees) incurred by the Energy Recovery Indemnitees to the extent relating to death or injury to any person or damage to any property and to the extent resulting from, or arising out of or in connection with, any act or omission constituting negligence or willful misconduct by SLB or any of its subcontractors, directors, officers, employees or agents during the use of the VorTeq Licensed Technology and performance of its obligations under this Agreement.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

12.2.2.

If Energy Recovery receives notice of any claim, action or proceeding resulting from, or arising out of or in connection with, any such act or omission, then (i) Energy Recovery shall (A) promptly deliver to SLB notice to such effect, (B) grant to SLB the sole authority, through counsel chosen solely by SLB, to assume the defense thereof and to settle the claim, action or proceeding and (C) reasonably cooperate with SLB in connection therewith, and (ii) Energy Recovery may participate, at its expense, in the defense or settlement of the claim, action or proceeding.

13.	Liability and Remedies.

13.1.

Liability. IT IS AGREED THAT TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY OTHER PERSON FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS, PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, OR SPECIAL DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE OR BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE OR THE PARTY AGAINST WHOM SUCH LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

13.2.

Remedies. Except as otherwise expressly provided in this Agreement, in the event of any breach by the Parties of any of their obligations under this Agreement, the non-breaching Party shall be entitled to every right and remedy provided in this Agreement or otherwise available at law or in equity.

13.3.	Survival. The provisions of this Section 13 shall survive the expiration of the term, or sooner termination, of this Agreement.

14.	Disputes and Governing Law.

14.1.

Dispute Resolution. If the Parties fail to resolve any dispute relating to this Agreement by the mutual agreement of the Parties within ninety (90) days of notice of the dispute, then either Party may initiate final and binding arbitration that shall be held in English language in London unless the Parties mutually agree to another location. Such arbitration shall be in accordance with the rules of conciliation and arbitration of the International Chamber of Commerce (“ICC”). Nothing herein shall, however, prohibit a Party from seeking temporary or preliminary injunctive relief in a court of competent jurisdiction. The Parties expressly consent to arbitration and waive any right of appeal to any court from any arbitral award (which shall be final and binding upon the Parties). In the event of arbitration, or other legal action relating to this Agreement, the substantially prevailing Party in such arbitration or action shall be entitled to recover from the other Party its reasonable outside attorneys’ fees and costs, including, without limitation, all fees and costs incurred at the trial and appellate levels and in any bankruptcy, reorganization, insolvency or similar proceeding.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

14.2.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales without giving effect to the principles of conflicts of laws thereof.

14.3.

Equitable Relief. Each Party acknowledges that a breach by the other Party of this Agreement may cause the non-breaching Party irreparable harm, for which an award of damages would not be adequate compensation and, in the event of such a breach or threatened breach, the non-breaching Party shall be entitled to seek equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance and any other relief that may be available from any court, and the Parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

14.4.

Waiver of Jury Trial. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury for any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

14.5.	Survival. The provisions of this Section 14 shall survive the expiration of the term, or sooner termination, of this Agreement.

15.	Miscellaneous.

15.1.

Costs and Expenses. Except as otherwise provided in this Agreement, each Party shall bear any and all costs or expenses incurred by that Party in connection with the performance of its rights and obligations under this Agreement.

15.2.

Audit. Energy Recovery may, but no more than once per year, audit and examine SLB’s business records, systems and facilities during reasonable business hours for the limited purposes of confirming SLB’s performance and compliance under this Agreement. Energy Recovery must provide SLB with a thirty (30) day advance written notice of its request to conduct such an audit.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

15.3.

Compliance with Laws. Each Party shall comply with the U.S. Foreign Corrupt Practices Act (“FCPA”) and all other applicable laws and regulations in connection with the performance of their respective rights and obligations under this Agreement. The Parties will comply with all applicable export and import control laws and regulations including regulations of the United States Bureau of Industry and Security and other applicable agencies. SLB will not, directly or indirectly, export or re-export, or permit the export or re-export of the VorTeq Licensed Technology to any country for which approval is required under the laws of the United States or any other country unless the appropriate export license or approval has first been obtained. Without limiting the generality of the foregoing, each Party agrees that it does not intend to nor will it, directly or indirectly, engage in any export or re-export (i) to any prohibited destination under U.S. export restrictions, or to any national of any such country, wherever located, (ii) to any entity or individual who such Party knows or has reason to know is engaging in the design, development or production of nuclear, chemical or biological weapons, or missile technology, or (iii) to any entity or individual who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. Government, including the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Bureau of Industry and Security.

15.4.

Excusable Delays. Notwithstanding any provision of this Agreement to the contrary, neither Party shall be liable to the other Party for any failure timely to perform any of its obligations under this Agreement to the extent that the failure results from, or arises out of or in connection with, any cause beyond the Party's reasonable control, including without limitation acts of God, acts of government, embargoes, wars, riots, earthquakes, fires, floods, storms or epidemics. Notwithstanding the foregoing, neither Party shall be excused from its obligation timely to perform any of its obligations under this Agreement to the extent that the failure results from, or arises out of or in connection with, (a) vandalism, strikes or lockouts, (b) the failure by any subcontractor or other third party timely to perform its obligations (unless the failure also results from, or arises out of or in connection with, any cause beyond the reasonable control of the subcontractor or other third party) or (c) any other cause that could have been prevented or avoided by a Party by undertaking reasonable precautions or commercially accepted practices, including without limitation backup power systems or substitute sources of service or supply.

15.5.

Publicity. Except as otherwise required by applicable law, neither Party shall issue or cause the issuance of any press release or other publication of the existence of this Agreement or the transactions contemplated hereby, without the prior consent of the other Party. For the avoidance of doubt, the Parties understand and agree that among other disclosure obligations Energy Recovery (a) shall be obligated to file a Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) with respect to, and disclosing material terms and conditions of, this Agreement, (b) may be obligated to make disclosures with respect to this Agreement and the transactions contemplated hereby in other of its filings and documents under the securities laws and also in statements to and news releases to, and discussions with, investors and (c) shall be obligated to file a copy of this Agreement and exhibits and schedules hereto as an exhibit to one or more of its filings with the SEC pursuant to such securities laws.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

15.6.

Notices. Except as otherwise provided in this Agreement, any notices, requests or consents required or permitted under this Agreement shall be deemed to have been duly given or delivered (a) upon receipt when personally delivered in writing, (b) upon receipt when sent by electronic transmission to a Party at the e-mail address set forth below for that Party, (c) upon receipt when sent by facsimile transmission to a Party at the facsimile number set forth below for that Party or (d) two business days after the day when delivered in writing prepaid to a reputable courier service; in each case addressed to the Party to whom the notice, request or consent is to be given or delivered at the following addresses, or at the most recent address specified by notice given to the other Party (provided, however, that any notice of an address change shall not be deemed to have been duly given or delivered until actually received):

Schlumberger:

300 Schlumberger Drive

Sugar Land, Texas 77478

Attention: General Counsel, Well Services

E-Mail: tcurington@slb.com

ERI Energy Recovery Ireland Ltd.:

Block B, The Crescent Building

Northwood, Santry, Dublin 9, Ireland

Attention: Nocair Bensalah, President

E-Mail: nbensalah@energyrecovery.com

With a copy to:

Juan Otero, Corporate Counsel and Secretary

E-Mail: jotero@energyrecovery.com

15.7.

Assignment. SLB shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, except as provided in Section 3.2.2, without Energy Recovery’s prior written consent, which consent Energy Recovery may give or withhold in its sole discretion. Notwithstanding the foregoing, SLB may assign its rights hereunder to any SLB Affiliate; provided, however, that any merger, consolidation or reorganization involving such direct or indirect subsidiary of SLB (regardless of whether such subsidiary of SLB Licensee is a surviving or disappearing entity) shall be deemed to be a transfer of rights, obligations or performance under this Agreement for which Energy Recovery's prior written consent is required. No delegation or other transfer will relieve SLB of any of its obligations or performance under this Agreement. Any purported assignment, delegation or transfer in violation of Section 15.7 is void. Energy Recovery may freely assign or otherwise transfer all or any of its rights, or delegate or otherwise transfer all or any of its obligations or performance, under this Agreement without SLB’s consent. This Agreement is binding upon and inures to the benefit of the Parties hereto and their respective permitted successors and assigns. To the extent Energy Recovery or its assets are sold or otherwise disposed of to a direct competitor of SLB during the License Term, SLB reserves the right to terminate this Agreement. For purposes of this Agreement, the direct competitors of SLB are defined as those having an onshore hydraulic pressure pumping business in the Field at the time of sale or disposition.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

15.8.

Relationship of the Parties. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement is intended or shall be construed to create any partnership, joint venture or agency relationship between the Parties. Nothing contained in this Agreement is intended or shall be construed to confer upon or give any person or entity other than the Parties any rights under or by reason of this Agreement and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.

15.9.

No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

15.10.

Severability. Should any part of this Agreement be rendered or declared invalid by a court of competent jurisdiction or through arbitration, such invalidation of such part or portion of this Agreement should not invalidate the remaining portions thereof, and they shall remain in full force and effect. It is further agreed that if part of the Agreement is determined invalid, either Party may open negotiations solely with respect to a substitute for such Article, Section, or portion, within two (2) weeks after a ruling has been made.

15.11.

Survival. The provisions of Sections 8, 9, 10, 12, 13, 14 and 15 of this Agreement, and any other provisions of this Agreement that by their nature extend beyond the termination or expiration of this Agreement, will survive and remain in effect until all obligations thereunder are satisfied. All disclaimers of warranties and limitations of liability set forth in this Agreement also will survive any termination of this Agreement.

15.12.	Entire Agreement; Amendment.

15.12.1.

This Agreement, together with all Schedules and any other documents incorporated herein by reference, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous oral or written agreements with respect to the subject matter hereof, including without limitation any nondisclosure agreements, memorandums of understanding or letters of intent between the Parties with respect to the subject matter hereof. No modification of any provision of this Agreement shall be binding upon either Party unless executed in writing by that Party.

15.12.2.

In the event of any conflict between any provision of this Agreement and any provision of any exhibit, schedule or other attachment hereto, (i) the provision of this Agreement shall prevail, and (ii) to the extent possible, those provisions shall be construed to minimize the conflict. No provision of any Purchase Order or Order Acknowledgment shall have any force or effect except to the extent expressly contemplated by this Agreement.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

15.12.3.

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.13.

Counterparts and Signatures. The Parties may execute any number of counterparts to this Agreement, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, electronic mail or other means of electronic transmission (to which a PDF copy is attached) and having the signature of any authorized representative of either Party shall have the same force and effect as an original thereof.

[Signature Page Follows]

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth in the introductory paragraph hereof.

ERI ENERGY RECOVERY IRELAND LTD.		SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/Albert Farrell	By:	/s/ Amerino Gatti

Name:	Albert Farrell	Name:	Amerino Gatti

Title:	Director	Title:	President, Well Services

Date:	10/14/2015	Date:	10/14/2015

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 1

License Carve-Out

Liberty Agreement

●

Energy Recovery shall have the right to provide to Liberty, for use in the Field, up to twenty (20) Missiles and VorTeq Cartridges for a period of up to five (5) years from the date of first commercialization with Liberty. No further extensions will be provided to Liberty as long as the exclusivity with SLB remains in force. However, the rights provided to Liberty are non-transferable and non-assignable and shall terminate in the instance of Liberty becoming bankrupt or insolvent, or in the instance of Liberty becoming acquired except if such transfer or assignment is based upon operation of law.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

 Schedule 1 – Page 1

SCHEDULE 2

SLB Project Carve-Out

SLB has previous or ongoing technology development within the following themes that fall within the scope of onshore hydraulic fracturing.

1)	[*]
2)	[*]
3)	[*]
4)	[*]

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

 Schedule 2 – Page 1

SCHEDULE 3

Minimum Adoption Curves

1.	As part of the consideration for the License Agreement, SLB commits to an adoption of the VorTeq Licensed Technology into the PD and [*] in accordance with the Minimum Adoption Curves below.

a.

Active fleet count (“Active Fleet”). The Active Fleet shall be calculated based upon Forecasts provided by SLB to Energy Recovery annually. The initial Forecast shall be agreed upon and incorporated into the Agreement. Each subsequent Forecast shall be provided quarterly on a rolling twelve-month basis, ten (10) calendar days before the end of a quarter.

i.	Where Active Fleet equals:

1)	[*]

 a.        [*]

2)	[*]

ii.	Active Fleet count forecasted and reconciled quarterly where:

1)     The Active Fleet count for a particular quarter will be the greater of the actual or the forecasted Active Fleet count.

iii.

To enable Energy Recovery to align its manufacturing schedule of the VorTeq Cartridges with SLB’s manufacturing schedule of the Missiles, the Forecasts for the Active Fleet count shall include the expected pumping hours and the expected Missiles manufacturing schedule by SLB.

b.	PD pumping model Minimum Adoption Curve (Cumulative):

Calendar Year	Percentage of Active Fleets
[*]	SLB adopts at least [*] of Active Fleet count by [*]
[*]	SLB adopts at least [*] of Active Fleet count by [*]
[*]	SLB adopts at least [*] of Active Fleet count by [*]
[*]	SLB adopts at least [*] of Active Fleet count by [*]
[*]	SLB adopts at least [*] of Active Fleet count by [*]
[*]	SLB will maintain at least [*] adoption of Active Fleet count unless offset by [*] adoption

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 3  – Page 1

c.	[*] Minimum Adoption Curve (Cumulative):

Calendar Year	Percentage of Active Fleet count
Year [*] (Year of Commercialization)	SLB adopts at least [*] of Active Fleet count
Year [*]	SLB adopts at least [*] of Active Fleet count
Year [*]	SLB adopts at least [*] of Active Fleet count
Year [*]	SLB adopts at least [*] of Active Fleet count
Year [*]	SLB adopts at least [*] of Active Fleet count
Year [*]	SLB will maintain at least [*] adoption of Active Fleet count through end of License Term

d.     For both pumping models and except as provided for below in paragraph e.ii., if (i) SLB’s adoption rate is higher than the Minimum Adoption Curve for that particular pumping model, said adoption rate cannot be lowered at any time and (ii) said adoption rate must always be equal to or greater than the Minimum Adoption Curve in a particular year.

e.     For clarity, the PD pumping model Minimum Adoption Curve is contingent on Energy Recovery satisfying the agreed upon technical specifications/criteria to be defined in the License Agreement and attached as Schedule 9.

i.

If the Gen 1 Commercialization (defined in Schedule 5) is not achieved by June 30, 2016, the PD Minimum Adoption Curves shall be suspended until such time as Gen 1 Commercialization is achieved. Once Gen 1 Commercialization is achieved, the PD Minimum Adoption Curves shall be adjusted in accordance with the delayed commercialization.

ii.

If the Gen 2 Commercialization (defined in Schedule 5) is not achieved by December 31, 2016, the PD Minimum Adoption Curves shall remain at 20% until such time as Gen 2 Commercialization is achieved. Once Gen 2 Commercialization is achieved, the PD Minimum Adoption Curves shall be adjusted in accordance with the delayed commercialization.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

 Schedule 3  – Page 2

f.     The [*] Minimum Adoption Curve is contingent on the commercialization of the [*] as described in Schedule 5 and subject to the mutual determination of economic feasibility (cost to develop). The determination of economic feasibility will be time bound. The date for the initial economic feasibility determination shall be no later than [*] and shall be updated upon commercialization of the [*] pump. In no case will commercialization of the [*] begin after [*] unless otherwise mutually agreed by the Parties.

g.     If the time component of the PD and [*] shifts for reasons attributable to Energy Recovery, SLB’s adoption timeline shall be adjusted accordingly.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 3  – Page 3

SCHEDULE 4

Additional Deliverables

1.	Energy Recovery Obligations. Energy Recovery shall:

a.

Lease (rental free) to SLB twelve (12) Cartridges per Missile. Upon request by SLB for additional VorTeq Cartridges, Energy Recovery shall charge SLB [*] per each set of [*] Cartridges (fees will be adjusted annually for inflation based on the Producer Price Index (PPI), excluding food and energy.

b.	Energy Recovery shall Service the VorTeq cartridges throughout the License Term via a service level agreement under the following conditions:

i.	[*]

ii.	[*]

iii.	[*]

c.	Inventory. Energy Recovery shall maintain inventory of VorTeq cartridges in accordance with the following schedule:

i.	For the first operational fleet, [*] inventory; and

ii.	For the second through the fifth operational fleet, [*] inventory; and

iii.	Beyond the fifth operational fleet, [*] inventory.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 4  – Page 1

SCHEDULE 5

Commercialization

SLB shall commercialize the VorTeq Licensed Technology so as to achieve the Minimum Adoption Curves set forth in Schedule 3 in accordance with the below:

1.	PD Pumping Model.

a.     Gen 1 VorTeq Hydraulic Fracturing System: By [*], 2016, Energy Recovery to demonstrate the successful fracing of at least twenty (20) stages [*] and satisfying the KPIs included as Schedule 9 (“Gen 1 Commercialization”).

b.     Gen 2 VorTeq Hydraulic Fracturing System: By [*], 2016, Energy Recovery to demonstrate the successful fracing of at least twenty (20) stages and satisfying the KPIs included as Schedule 9 using the following (“Gen 2 Commercialization”):

i.	[*]

ii.	[*]

iii.	[*]

iv.	[*]

v.	[*]

2.	[*].

a.	[*] and Power Package Verification

i.     Design criteria TBD - (SLB and Energy Recovery to collaborate in the development of [*]. The design criteria shall be included in the Development Plan described in Section 3.3.1.

ii.     Technical success criteria TBD and included in the Development Plan described in Section 3.3.1:

1)	Rate condition.

2)	Pressure condition.

3)	Proppant concentration condition.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 5  – Page 1

SCHEDULE 6

Exclusivity and Royalties

1.	Exclusivity Fee (non-refundable). Seventy-five million dollars (US $75,000,000) payable immediately upon execution of this Agreement.

2.	Milestone Payments.

a.

Twenty-five million ($25,000,000) upon successful yard test at an SLB facility prior to [*] 2016. Success to be defined as the fracing of the equivalent of five (5) stages and satisfying the acceptance criteria A of the KPIs of Schedule 9 using [*] with the exception of flow rate which shall be limited to [*] utilizing no more than [*]. In the event that successful yard test has not been achieved by [*] 2016, then the payment will be withheld until successful yard test has been achieved.

b.

Twenty-five million ($25,000,000) upon successfully fracing twenty (20) stages [*] prior to [*] 2016. In the event that the successful fracing of twenty (20) stages and satisfying the acceptance criteria A of the KPIs of Schedule 9 using [*] with the exception of flow rate which shall be limited to [*] utilizing no more than [*], has not been achieved by [*] 2016, the payment will be withheld until successful fracing of twenty (20) stages has been achieved.

c.

In the event that either tranche in Sections 2.a. or 2.b. of this Schedule 6 is not met due to SLB being unable to secure yard tests for purposes of Section 2.a. or field tests or jobs for purposes of 2.b., the payments called for in said sections shall immediately become due and payable.

3.	Royalties.

a.

Nature of Royalty. SLB shall pay Energy Recovery a monthly royalty for each year of the License Term. SLB shall pay at least a minimum monthly royalty for each year of the License Term based on the Minimum Adoption Curve set forth in Schedule 3. The royalty shall be calculated at the rates set forth in Section 2.c below based on the number of Missiles in use at any time during each month.

b.

Advance Royalty. SLB shall pay Energy Recovery, in advance, the full 2016 annualized minimum monthly royalty applicable to the PD pumping model (see Section 2.c.i below), based on the following milestones:

i.	SLB shall pay Energy Recovery one hundred percent (100%) upon successful (as defined in Schedule 9) hydraulic fracturing of twenty (20) fracing stages ([*]).

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 6  – Page 1

ii.

In the event that Energy Recovery does not successfully frac twenty (20) stages [*] in 2016, the Advance Royalty payment shall be withheld until such time as Energy Recovery is able to successfully frac twenty (20) stages [*].

c.	Recurring Royalties. Subject to the Minimum Adoption Curves (set forth in Schedule 3), SLB shall pay a recurring royalty based on the greater of the actual or the forecasted Active Fleet count:

i.

PD pumping model. SLB shall pay a recurring royalty of one-hundred twenty-five thousand dollars (US $125,000) per month for each Missile (one million five-hundred thousand dollars (US $1,500,000) annually per Missile).

ii.

[*]. SLB shall pay a recurring royalty of [*]. The Parties will share [*] on any “Incremental Cost Savings” in excess of ([*]). The benchmarking analysis used to determine the Incremental Cost Savings shall be conducted at the anticipated time of commercialization of the [*] and shall be conducted in accordance with section iii. immediately below.

iii.

Incremental Cost Savings. Ninety (90) days prior to introduction of the [*] into SLB fleets, the Parties shall negotiate in good faith a mutually agreeable formula from which to determine the Incremental Cost Savings. The formula and underlying analysis shall include at least the following:

1.

SLB shall benchmark the costs of mutually agreeable representative sample of fleets for ninety (90) days before the proposed introduction of the [*]. SLB and Energy Recovery shall collaborate in determining which active fleets (by frac chemistry and basin) will form part of the representative sample.

2.	SLB shall provide the fleet information (i.e. number of pumps, pumping hours, basin location etc.)

3.	SLB shall provide the necessary General Ledger breakdown supporting the costs for benchmarking, including, but not limited to:

—	[*]
—	[*]
—	[*]
—	[*]

*[*]

4.	SLB shall review the Account Names & Methodology when this is prepared, but SLB follows US GAAP

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 6  – Page 2

5.	SLB prepares its accounts monthly

6.	Each cost category utilized in the benchmarking shall be adjusted on an annual basis to reflect mutually agreeable inflationary factors.

iv.	Early Adoption of [*]. In the event of early adoption by SLB of the VorTeq Licensed Technology into the [*] in:

1.	[*], the Incremental Cost Savings apportionment will be adjusted to [*] in favor of SLB. The [*] Minimum Adoption Curve set forth in Schedule 3 would therefore begin in 2016.

2.	[*], the Incremental Cost Savings apportionment will be adjusted to [*] in favor of SLB. The [*] Minimum Adoption Curve set forth in in Schedule 3 would therefore begin in [*].

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 6  – Page 2

SCHEDULE 7

Non-Disclosure Agreement

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 7  – Page 1

MUTUAL NONDISCLOSURE AGREEMENT

This Mutual Nondisclosure Agreement (this "Agreement") is made and entered into as of January 13, 2015 (the "Effective Date"), by Energy Recovery, Inc., a Delaware corporation with its principal place of business at 1717 Doolittle Drive, San Leandro, California 94577 ("ERI"), and Schlumberger Technology Corporation with its principal place of business at 555 Industrial Blvd., Sugar Land, TX 77478, ("Schlumberger"), and collectively referred to as the ("Parties").

BACKGROUND

Each party, its Affiliates and/or their Contractors (collectively "Discloser") may disclose certain information to the other party, its subsidiaries and Affiliates and/or their Contractors (collectively "Recipient"). The Parties desire to explore possible business arrangements (the "Purpose and Objective") as set forth in Section 1 and, in connection therewith, may need to disclose to each other certain confidential and proprietary information and materials. The Parties wish to enter into this Agreement to provide for the protection of such information and materials and to restrict the use and disclosure of such information and materials by the Recipient.

Now therefore, in consideration of the mutual promises and obligations contained herein and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

1.	Stated Purpose and Objective. Strategic business opportunities and technological exchange of information.

2.	Definitions:

a.     "Affiliates", for purposes of this Agreement, shall mean any one or more business entities which are: (a) owned or controlled by, (b) owning or controlling, or (c) under common control with a Party at the time in question. Ownership, direct or indirect, of at least fifty percent (50%) of the voting stock of an entity ordinarily entitled to vote in the election of directors shall constitute ownership or control thereof..

b.     "Contractor" means a third party contractor, agent, representative and/or advisor, which is engaged by a Party or its Affiliate(s) under a contract in which such third party provides products, services and/or technologies that relate to the Purpose and Objective. Each Party shall be liable for any failure of its Affiliates, its Contractors or its Affiliates’ Contractors, to abide by the provisions of this Agreement as if such failure was the act or omission of such Party.

c.     "Confidential Information" includes but is not limited to: (a) "know-how", product designs, computer programs, processes, inventions, current and future (unreleased) products and technology, and confidential business information such as cost data, profit margins, market plans, sales strategies, customer preference or needs, customer data and employee capabilities which are not available to the public, information and materials disclosed before or after the Effective Date in connection with the Purpose and Objective and that are marked as "Confidential" or "Proprietary"; (b) information disclosed orally and identified as confidential or proprietary at the time of disclosure and confirmed in writing as confidential or proprietary within 30 days following initial disclosure; and (c) any modifications or derivatives prepared by the Recipient that contain or are based upon any Confidential Information obtained from the Discloser, including any analysis, reports, or summaries of the Confidential Information.

d.     "Intellectual Property" means any right, title, or interest in any trade name, patent, trademark, service mark, trade dress, trade design, logo, copyright, intellectual property, methodology, technology, procedure, concept, idea, or other similar right or asset.

3.     Term. This Agreement shall commence on the Effective Date and terminate on the earlier of (a) three (3) years after such date or (b) the written notice by either Party to the other Party of its decision to terminate discussions in connection with the Purpose. Notwithstanding the termination of this Agreement, each Party’s nondisclosure and other obligations hereunder shall continue in full force and effect: (a) in the case of Confidential Information that constitutes a trade secret under applicable law, for as long as such Confidential Information remains a trade secret; and (b) in the case of any other Confidential Information, for a term of five (5) years from the disclosure of the last portion of such Confidential Information.

4.     Limitations on Use. The Recipient shall only use the Confidential Information in connection with its analysis of, and discussions concerning the Purpose and shall not use the Confidential Information at any time or in any fashion, form or manner for any other purpose, commercial or otherwise, including without limitation:

a.     in any way detrimental to the Discloser and, specifically, will not use Confidential Information for the purpose of competing with the Discloser or enabling others to compete with the Discloser;

b.     shall not make any kind of copies of the Confidential Information, whether manual, analogical or electronic, or reproduce any of the Information, nor shall it permit any kind of copies of the Confidential Information, whether manual, analogical or electronic, to be made unless the same is strictly required for the Purpose;

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

 Schedule 9  – Page 1

c.     the Recipient shall not open, analyze, alter, replicate any materials, create improvements or derivative works thereof (including samples & prototypes) for any purpose whatsoever without prior express written permission from the Discloser, and the Recipient shall not provide or make available to any third party any such proprietary materials, samples and/or prototypes;

d.     make the Confidential Information the subject matter of or otherwise use it in context with any application for patent or other intellectual property rights.

5.

Property Rights. Recipient shall not have or claim any right, title, or interest in any Intellectual Property, material or matter of any kind, prepared for, or used in connection with the business of Discloser, or any third party conducting business with Discloser, whether produced, prepared, or published, in whole or in part by the Recipient, Discloser, or any third party conducting business with Discloser, and agrees that it will not use or publish such Intellectual Property, material or matter, without prior written consent of Discloser.

6.

Protection of Confidential Information. The Recipient shall protect the confidentiality of the Confidential Information with no less care than it protects the confidentiality of its own proprietary and confidential information and materials, but in no event shall the Recipient protect the confidentiality of the Confidential Information with less than a reasonable standard of care. The Recipient shall take (and shall cause its employees and agents to take) appropriate steps to avoid inadvertent disclosure of materials in the Recipient's possession. The Recipient’s obligations shall not be affected by bankruptcy, receivership, assignment, attachment or seizure procedures, whether initiated by or against the Recipient, nor by the rejection of any Agreement between the Parties by a trustee of the Recipient in bankruptcy, or by the Recipient as a debtor-in-possession or the equivalent of any of the foregoing under local law.

7.

Access to Confidential Information. Access to the Confidential Information must be restricted to personnel of the Recipient, on a need-to-know basis, engaged in the analysis of, and discussions in connection with, the Purpose. Notwithstanding the foregoing, each Party shall be responsible for the acts and omissions of its personnel under or relating to this Agreement.

8.

No License or Commitment. Confidential Information disclosed by the Discloser to the Recipient shall at all times remain the property of the Discloser. No license to use any trademarks, patents, copyrights, or other rights is granted under this Agreement or by any disclosure of Confidential Information under this Agreement. The disclosure of Confidential Information under this Agreement does not, and is not intended to, represent a commitment by either Party to enter into a business relationship with the other Party or any other entity. If the Parties desire to pursue a business relationship, the Parties shall execute a separate written agreement to govern such business relationship.

9.

Return or Destruction of Confidential Information. All Confidential Information made available under this Agreement, including copies of Confidential Information, must be returned to the Discloser or destroyed (with written certification of such destruction provided to the Discloser) upon the earlier of: (a) termination of discussions in connection with the Purpose, or (b) upon the written request by the Discloser. Any materials prepared by the Recipient which include any Confidential Information of the Discloser, including summaries or extracts thereof, must be destroyed, and written certification of such destruction provided to the Discloser.

10.

Exclusions. This Agreement imposes no obligation upon Recipient with respect to Confidential Information that: (a) was rightfully in Recipient's possession before receipt from Discloser; (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by Recipient from a third party; (d) is disclosed by Discloser to a third party without a duty of confidentiality or a restriction of use on the third party; (e) is independently developed by Recipient; (f) must be disclosed under operation of law or regulation; provided; however, prompt advance written notice is given to the Discloser in order to allow the Discloser a reasonable opportunity to obtain an appropriate protective order and the Discloser, after receiving such notice, elects to not obtain a protective order; or (g) is disclosed by Recipient with Discloser's prior written approval.

11.

Remedies. Recipient agrees to notify Discloser in writing of any misappropriation or misuse of Confidential Information which may come to Recipient’s attention and agrees to cooperate with Discloser to regain possession of such information and prevent its further unauthorized use. Recipient acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that Discloser may be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction without the necessity of posting any bond.

12.

Export Laws and Regulations. The Parties agree to adhere to all applicable U.S. Export Laws and Regulations and that absent any required prior authorization from the Office of Export Licensing, U.S. Department of Commerce, they will not knowingly export or re-export (as defined in Part 779 of the Export Administration Regulations), directly or indirectly, through their affiliates, licensees, or subsidiaries, any of the Confidential Information (or any product, process, or service resulting directly therefrom) to any country restricted by U.S. law or governmental order.

13.	Successors and Assigns. This Agreement is and shall be binding upon the Parties and each of their respective affiliates, and upon their respective heirs, successors, representatives, and assigns.

14.

Advertising and Publicity. Neither Party may use the name of the other in connection with any advertising or publicity materials or activities concerning the Parties’ relationships without the prior written consent of the other Party.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 8  – Page 2

15.

Governing Law. The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the State of New York, without regard to its conflicts of laws principles. In the event a judicial proceeding is necessary, the sole forum for resolving such disputes shall be the state court system of Delaware or the United States District Court of Delaware and all related appellate courts. The Parties hereby consent to the jurisdiction of such courts, and agree that venue shall be the aforesaid state, county and district. Any process in any action or proceeding commenced in the courts of the State of Delaware or the federal courts therein arising out of any claim, dispute or disagreement may, among other methods, be served upon the Parties by delivering or mailing the same, via registered or certified mail, addressed to the Party’s principal place of business at the address provided herein; any such delivery by mail service shall be deemed to have the same force and effect as personal service.

16.

Entire Agreement. This Agreement constitutes the entire agreement between the Parties concerning the confidentiality and nondisclosure obligations with respect to Confidential Information disclosed in connection with the Purpose and may not be modified or amended except in a written instrument executed by both Parties. The Parties represent that they have read this Agreement, understand it, and agree to be bound by its terms and conditions. There are no understandings or representations, express or implied, which are not expressed herein. No provision herein is to be construed against or in favor of any Party on the basis of authorship.

17.

Captions. The headings and captions contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

18.

Severability. Each provision of this Agreement is independent, and if any provision of this Agreement shall be found or held to be unenforceable or invalid in any jurisdiction by any competent authority, the remaining provisions shall remain enforceable and valid in such jurisdiction.

19.

No Waiver. No failure or delay by either Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further such exercise. No waiver of any term or condition of this Agreement shall be deemed to be a waiver of any subsequent breach of, or noncompliance with, any term or condition. All waivers must be in writing and signed by the Party sought to be bound thereby.

20.	Counterparts. This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ENERGY RECOVERY, INC. By: /Juan Otero/ Name: Juan Otero Title: Corporate Counsel and Sec. Date: 1/13/2015	Schlumberger Technology Corporation By: /Salvador Ayala/ Name: Salvador Ayala Title: Product Group Manager Pressure Pumping & Chemistry Date: 1/14/2015

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

 Schedule 8  – Page 3

SCHEDULE 8

Intellectual Property Register

ERI Reference No.	Patent/ Patent Application No.	Filing Date*	Title

	5,988,993	5/28/1997	Pressure Exchanger Having A Rotor with Automatic Axial Alignment

	6,659,731	9/30/1998	Pressure Exchanger

China ZL 98809685.4; Singapore 72153

	6,540,487	4/10/2001	Pressure Exchanger With An Anti-Cavitation
	Austria – 1276991		Pressure Relief System in the End Covers
Australia – 2001293339 China – ZL0181099.7 Germany – 60120679.7 Denmark – 1276994 Spain - 1276991 Finland – 1276991 Great Britain – 1276991

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

 Schedule 9  – Page 1

ERI Reference No.	Patent/ Patent Application No.	Filing Date*	Title

Israel – 152267 Netherlands – 1276991 Norway – 312563 Sweden - 1276991

	RE 42,432 (Reissuance of 7,201,557)	5/2/2005	Rotary Pressure Exchanger

Switzerland – 17199220 Germany – 17199220 Denmark – 17199220 EP – 17199220 Spain – 17199220 France – 17199220 Ireland – 17199220 Netherlands – 17199220 Great Britain - 17199220

	8,075,281	9/27/2007	Rotary Pressure Transfer
Device
China - ZL20078003740 EP – filed Israel – 197798 India – filed South Korea – 1506718 Norway – filed

	7,997,853	10/5/2007	Rotary Pressure Transfer
Device with Improved
	China – ZL20088011107 Spain – 201090014 Israel – 204758 India - filed South Korea – 1501979 Kuwait – PA52/2009		Flow

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 8  – Page 2

ERI Reference No.	Patent/ Patent Application No.	Filing Date*	Title

México – 314567 Saudi Arabia – 3237 Singapore - 160101

	8,075,281	12/11/2011	Rotary Pressure Transfer
	China – ZL20078003740 Europe – filed Israel – 197798 India – filed South Korea – 1506718 Norway – filed		Device

0035	14/797,953	7/30/2014	[*]

0045	14/813,850	7/31/2014	[*]

0039	14/818,219	8/5/2014	[*]

0048	14/819,229	8/5/2014	[*]

0053	14/819,008	08/6/2014	[*]

0060	14/838,845	8/29/2014	[*]

0010	62/096,739	10/03/2014	[*]

0012	62/084,492	12/31/2013	[*]

0011	62/084,502	12/30/14	[*]

0007	62/084,678	12/23/2014	[*]

0008	62/084,700	11/26/2014	[*]

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 8  – Page 3

ERI Reference No.	Patent/ Patent Application No.	Filing Date*	Title

0063	62/088,333	12/5/2014	[*]

0064	62/088,256	12/5/2014	[*]

0065	62/088,413	12/5/2014	[*]

0066	62/088,436	12/5/2014	[*]

0067	62/088,369	12/5/2014	[*]

0068	62/088,435	12/5/2014	[*]

0069	62/088,342	12/5/2014	[*]

0070	62/088,403	12/5/2014	[*]

0071	62/088,205	12/5/2014	[*]

0073	62/151,820	4/23/2015	[*]

0075	62/208,100	8/21/2015	[*]

*Represents priority filing dates

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 8  – Page 4

SCHEDULE 9

Key Performance Indicators (KPIs)

[*]

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 9  – Page 1

[*]

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 9  – Page 2